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                                                                    EXHIBIT 23.1


SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA


                                                                           SLF


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Form S-3 Registration Statement of Med-Emerg International Inc. (the "Company"), of our report relating to the consolidated financial statements of the Company as of December 31, 2004 and 2003, which appear in the Annual Report to Stockholders on Form 10-k for the years ended December 31, 2004, 2003 and 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.





Toronto, Ontario, Canada                     /s/ Schwartz Levitsky Feldman LLP
May 26, 2005                                         Chartered Accountants










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